BLACKROCK Senior High Income Fund, Inc.

FILE #811-07456

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/13/2007	SMURFIT	675,000,000	1,300,000

Deutsche Bank Securities Inc.; Banc of America Securities LLC; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; BNY Capital Markets, Inc.; Goldman, Sachs & Co.; Scotia Capital (USA) Inc.; SG Americas Securities, LLC; Wachovia Capital Markets, LLC

3/14/2007	FREEPORT-MCMORAN 35671DAT2	1,000,000	5,430,000

J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; ANZ Securities, Inc.; BNP Paribas Securities Corp.; Calyon Securities (USA) Inc.; Daiwa Securities SMBC Europe Limited; Greenwich Capital Markets, Inc.; HVB Capital Markets, Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities International plc; Mizuho Securities USA, Inc.; Natexis Bleichroeder Inc.; RBC Capital Markets Corporation; SG Americas Securities, LLC; Standard Chartered Bank; WestLB AG, London Branch

5/22/2007	UNIVERSAL HOSPITAL	230,000,000	460,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC

BLACKROCK Senior High Income Fund, Inc.

FILE #811-07456

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/22/2007	UNIVERSAL HOSPITAL	230,000,000	500,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC
6/27/2007	COMMUNITY HEALTH SYSTEMS	133,333,334	4,630,000

Credit Suisse Securities (USA) LLC, Wachova Capital Markets, LLC, J.P. Morgan Securities Inc. , Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., GE Capital Markets Inc, Goldman Sachs & Co., SunTrust Capital Markers Inc, ABN AMRO Incorporated, Barclays Capital Inc, Calyon Securities (USA) Inc, Fifth Third Securities , Inc, KeyBanc Capital Markets Inc, NatCity Investments, Inc., Scotia Capital (USA) Inc., UBS Securities LLC.

9/21/2007	Biomet Inc.	940,698,000	600,000	Banc of America Securities LLC; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wachovia Capital Markets, LLC; Bear, Stearns & Co. Inc.
9/21/2007	Biomet Inc.	688,758,000	600,000	Banc of America Securities LLC; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wachovia Capital Markets, LLC; Bear, Stearns & Co. Inc.
9/21/2007	Biomet Inc.	718,758,000	600,000	Banc of America Securities LLC; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wachovia Capital Markets, LLC; Bear, Stearns & Co. Inc.

BLACKROCK Senior High Income Fund, Inc.

FILE #811-07456

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/14/2007	Windstream Regatta Holdings	210,500,000	1,500,000	JPMorgan, Lehman Brothers, Merrill Lynch & Co., Goldman, Sachs & Co., Barclays Capital, BNP Paribas